EXHIBIT 11

               INDUSTRIAL DATA SYSTEMS CORPORATION AND SUBSIDIARY


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   PAGE 1 OF 2


                                                    DAYS          WEIGHTED
                                  SHARES         OUTSTANDING       SHARES
                                  ------         -----------       ------
QUARTER ENDED SEPTEMBER 30,
1996:

Balance March 31, 1996            10,630,000         90            10,630,000

Common Stock Issuances                     0          0                     0
                               --------------                   --------------

Balance September 30, 1996        10,630,000                       10,630,000
                               ==============                   ==============

NINE MONTHS ENDED SEPTEMBER
30, 1996:

Balance December 31, 1995         10,630,000         180           10,630,000

Common Stock Issuances                     0          0                     0
                               --------------                   --------------

Balance September 30, 1996        10,630,000                       10,630,000
                               ==============                   ==============

QUARTER ENDED SEPTEMBER 30,
1997:

Balance June 30, 1997             12,723,718         90            12,723,718

Common Stock Issuances                     0          0                     0
                               --------------                   --------------

Balance September 30, 1997        12,723,718                       12,723,718
                               ==============                   ==============

NINE MONTHS ENDED SEPTEMBER
30, 1997:

Balance December 31, 1996         13,129,999         270           13,129,999

Common Stock Issuances             (406,281)         270             (406281)
                               --------------                   --------------

Balance September 30, 1997        12,723,718                        12,723718
                               ==============                   ==============

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
                                   EXHIBIT 11

               INDUSTRIAL DATA SYSTEMS CORPORATION AND SUBSIDIARY

                        CALCULATION OF EARNINGS PER SHARE

                                   PAGE 2 OF 2



                               Quarter Ended             Nine Months Ended
                               September 30                September 30
                          ------------------------   --------------------------

                             1997         1996          1997          1996
                             ----         ----          ----          ----
PRIMARY:

Weighted average number
 of shares of common
 stock                    12,723,718    10,630,000    12,723,718    10,630,000
Assumed exercise of
 certain stock options           ----         ----           ----          ----
Assumed exercise of
 stock warrants                  ----         ----           ----          ----
                          ===========   ==========   ============  ============
                          12,723,718    10,630,000    12,723,718    10,630,000
                          ===========   ==========   ============  ============


Net income                 $ 282,645     $135,877     $  524,204    $  236,671
                          ===========   ==========   ============  ============
PRIMARY EARNINGS PER
 SHARE:
Net income                 $    .022     $   .013     $     .041    $     .022
                          ===========   ==========   ============  ============
FULLY-DILUTED:

Weighted average number
 of shares of common
 stock                    12,723,718    10,630,000    12,723,718    10,630,000
Assumed exercise of
 certain stock options           ----         ----           ----          ----
Assumed exercise of
 stock warrants                  ----         ----           ----          ----
                          ===========   ==========   ============  ============
                          12,723,718    10,630,000    12,723,718    10,630,000
                          ===========   ==========   ============  ============

Net income                 $ 282,645     $135,877     $  524,204    $  236,671
                          ===========   ==========   ============  ============
FULLY-DILUTED EARNINGS
 PER SHARE:
Net income                 $    .022     $   .013     $     .041    $     .022
                          ===========   ==========   ============  ============

                                       18